Exhibit 99.1

Accelerate Diagnostics Reports Q2 2017 Financial Results, Doubles Revenue Generating Placements

TUCSON, Ariz., Aug. 03, 2017 (GLOBE NEWSWIRE) — Accelerate Diagnostics, Inc. today announced preliminary financial results for the quarter ending June 30, 2017.  The company further reported signed agreements for 265 instruments year to date; contracts for customer evaluations have grown to 220 instruments while revenue generating placements have doubled to 45 across the U.S., European, and Middle East regions.

Net sales for the second quarter 2017 was $699,000 compared to $20,000 in the second quarter of 2016. The increase was driven by sales of the Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit.

"This past quarter was quite exciting," said Lawrence Mehren, President and CEO. "Despite complicated budgets and verification requirements, enthusiasm for our solution remains high and customers, supported by a number of recent studies confirming the speed and accuracy of the system, continue to find ways to move to acquisition."

The company also reported completion of a multi-center pilot study for its lower respiratory kit, currently under development. The study provided early customer feedback and data for algorithm development using a protocol that aims to reduce diagnostic uncertainty for healthcare-acquired and ventilator-associated pneumonia by 1-3 days.

President and Chief Executive Officer, Lawrence Mehren, and Chief Financial Officer, Steve Reichling, will host a conference call to review the results at 4:15 p.m. Eastern Time on August 3, 2017.

Preliminary second quarter 2017 results

▪	Net sales of $699,000 compared to $20,000 in the second quarter of 2016

▪	Gross margin realized was 81% including inventory previously recorded as research and development (R&D) expense

▪	Selling, general, and administrative expenses of $11.5 million, compared to $9.5 million in the prior year period, driven by customer evaluation and personnel related costs

▪	R&D expenses for the second quarter of $5.5 million, compared to $8.4 million in the second quarter of 2016 due to clinical trial and pre-launch inventory costs incurred in the prior year period

▪	Net loss of $16.5 million, or $0.31 per share on weighted average basic shares of 53.6 million shares outstanding, which includes $4.2 million in non-cash stock-based compensation expense

▪	Net cash for operations, separate from the sale of stock, was $11.9 million, ending the quarter with total cash, cash-equivalents, and short-term investments from all activities of $135.2 million

Full financial results for the quarter ending June 30, 2017 will be filed on Form 10-Q through the Securities and Exchange Commission's (SEC) website at http://www.sec.gov. The company anticipates filing on August 7th. Investors are cautioned not to place undue reliance on these preliminary estimates in the event of material changes.

Conference Call

The conference call will begin at 4:15 p.m. Eastern Time (1:15 p.m. Pacific Time) on August 3, 2017. The live teleconference of the call can be accessed through the company's website at http://ir.axdx.com.

To participate in the conference call, dial +1.877.883.0383 and enter the conference ID: 8021823. International participants may dial +1.412.902.6506. Please dial in 10-15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (international) using access code 10108001 until August 17, 2017.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. ("Accelerate") (Nasdaq:AXDX), is an in vitro diagnostics company dedicated to providing solutions for the global challenge of antibiotic resistance and healthcare-associated infections. The company's Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit were recently cleared by the FDA for antimicrobial susceptibility testing direct from positive blood culture samples. The solution leverages proprietary molecular identification methods and morphokinetic cellular analysis (MCA) to provide minimum inhibitory concentrations for a range of applicable antibiotics.  The fully-automated system is designed to eliminate the lengthy culture and sample preparation steps required prior to antimicrobial susceptibility testing. Recent market studies suggest the solution offers results 1-2 days faster than conventional methods, enabling clinicians to optimize antibiotic selection, dosage, and infusion strategy specific to the individual patient and their infection.

The "ACCELERATE DIAGNOSTICS" and "ACCELERATE PHENO" and "ACCELERATE PHENOTEST" logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products or technology, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, about our projections as to market need, acceptant and integration of our products. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2017, and in any other reports that we file with the Securities and Exchange Commission from time to time. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEET

Unaudited

(in thousands)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$62,609	$19,244
Investments	72,609	58,519
Trade accounts receivable	682	34
Inventory	5,720	—
Prepaid expenses	1,157	468
Other current assets	496	183
Total current assets	143,273	78,448
Property and equipment, net	4,844	4,258
Intellectual property, net	140	146
Total assets	$148,257	$82,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,534	$992
Accrued liabilities	3,611	3,009
Deferred revenue and income	1,078	35
Total current liabilities	6,223	4,036
Long-term deferred income	—	1,000
Total liabilities	$6,223	$5,036

Stockholders' equity:
Common stock, $0.001 par value;
75,000,000 common shares authorized with 55,291,222 shares issued and outstanding on June 30, 2017 and 75,000,000 authorized with 51,516,309 shares issued and outstanding on December 31, 2016	55	52
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of June 30, 2017 and December 31, 2016	—	—
Contributed capital	350,577	255,257
Accumulated deficit	(208,601)	(177,289)
Accumulated other comprehensive (loss)	3	(204)
Total stockholders' equity	142,034	77,816
Total liabilities and stockholders' equity	$148,257	$82,852

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Net sales	$699	$20	$1,230	$183

Cost of sales	135	—	161	—
Gross Profit	564	20	1,069	183

Costs and expenses:
Research and development	5,527	8,425	9,815	16,100
Sales, general and administrative	11,460	9,484	21,988	17,144
Total costs and expenses	16,987	17,909	31,803	33,244

Loss from operations	(16,423)	(17,889)	(30,734)	(33,061)

Interest expense and other	(5)	—	(5)	—
Foreign currency exchange loss	(7)	(117)	(33)	(73)
Interest and dividend income	153	140	290	194
Total other income	141	23	252	121

Net loss before income taxes	(16,282)	(17,866)	(30,482)	(32,940)
Provision from income taxes	(175)	—	(175)	—
Net loss	$(16,457)	$(17,866)	$(30,657)	$(32,940)

Basic and diluted net loss per share	$(0.31)	$(0.35)	$(0.58)	$(0.64)
Weighted average shares outstanding	53,568	51,213	52,732	51,205

Other comprehensive loss:
Net loss	$(16,457)	$(17,866)	$(30,657)	$(32,940)
Net unrealized gain on available-for-sale investments	3	29	3	81
Foreign currency translation adjustment	204	49	204	—
Comprehensive loss	$(16,250)	$(17,788)	$(30,450)	$(32,859)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENT OF CASH FLOWS

Unaudited

(in thousands)

	Six Months Ended
	June 30,	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(30,657)	$(32,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,045	1,147
Amortization of intangible assets	6	5
Amortization of investment discount	219	123
Equity-based compensation	7,450	3,921
Loss on disposal of property & equipment	5	—
(Increase) decrease in assets:
Accounts receivable	(648)	(92)
Inventory	(5,537)	—
Prepaid expense and other	(624	272
Other current assets	(313)	(1,220)
Increase (decrease) in liabilities:
Accounts payable	528	(394)
Accrued liabilities	392	1,175
Deferred revenue and income	43	(84)
Net cash used in operating activities	(28,091)	(28,087)
Cash flows from investing activities:
Purchases of equipment	(1,643)	(2,084)
Purchases of available-for-sale securities	(39,342)	(63,534)
Sales of available-for-sale securities	6,522	1,000
Maturity of available-for-sale securities	18,449	9,380
Net cash used in investing activities	(16,014)	(55,238)
Cash flows from financing activities:
Issuance of common stock net issuance costs	83,854	—
Exercise of options and warrants	3,418	95
Common stock issuance costs	—	(814)
Payments on capital lease obligations	—	(13)
Recovery of related party short-swing profits	—	991
Net cash provided by financing activities	87,272	259

Effect of exchange rate on cash:	198	—

Increase (decrease) in cash and cash equivalents	43,365	(83,066)
Cash and cash equivalents, beginning of period	19,244	120,585
Cash and cash equivalents, end of period	$62,609	$37,519

Investors May Contact:

Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Reporters May Contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com